UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 17, 2024

EXACT SCIENCES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35092	02-0478229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5505 Endeavor Lane
Madison, WI  53719
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (608) 284-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EXAS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                     Entry Into a Material Definitive Agreement.

On April 17, 2024, Exact Sciences Corporation (the “Company”) completed the closing of the transactions contemplated by those exchange and purchase agreements dated April 10, 2024 (the “Agreements”) entered into with certain holders (the “Holders”) of the Company’s 0.375% Convertible Senior Notes due 2028 (the “2028 Notes”). Pursuant to the terms of the Agreements, the Company issued to the Holders $620,709,000 aggregate principal amount of 1.75% Convertible Senior Notes due 2031 (the “2031 Notes”) in exchange for $359,662,000 aggregate principal amount of the Holders’ 2028 Notes and $266,750,000 in cash.

The 2031 Notes were issued pursuant to an indenture dated as of January 17, 2018 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by the fifth supplemental indenture dated as of April 17, 2024 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”).

The 2031 Notes were issued by the Company without registration in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The 2031 Notes will mature on April 15, 2031 (the “Maturity Date”), unless earlier repurchased, redeemed or converted. The 2031 Notes are senior unsecured obligations of the Company and bear interest at a rate of 1.75% per year, payable semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 2024.

Prior to October 15, 2030, the 2031 Notes will be convertible only upon the occurrence of certain events specified in the Indenture and during certain periods, and thereafter, until the close of business on the second scheduled trading day immediately preceding the Maturity Date. The 2031 Notes will be convertible into cash, shares of the Company’s common stock (plus, if applicable, cash in lieu of any fractional share), or a combination of cash and shares of the Company’s common stock, at the Company’s election.

On or after April 17, 2029, the Company may redeem all or any portion of the 2031 Notes at 100% of the principal amount plus accrued and unpaid interest if the last reported sale price of Common Stock has been at least 130% of the conversion price for a specified period of time.

If a “fundamental change” (as defined in the Indenture) occurs prior to the Maturity Date, subject to certain conditions, the Holders may require the Company to repurchase for cash all or any portion of their 2031 Notes at a repurchase price equal to 100% of the principal amount of the 2031 Notes to be repurchased plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

The conversion rate for the 2031 Notes is initially 10.0644 shares per $1,000 principal amount of 2031 Notes, which is equivalent to an initial conversion price of approximately $99.36 per share of common stock. The conversion rate is subject to adjustment upon the occurrence of certain specified events but will not be adjusted for accrued and unpaid interest. In addition, holders of the 2031 Notes who convert their 2031 Notes in connection with a “make-whole fundamental change” (as defined in the Indenture) or a redemption, will, under certain circumstances, be entitled to an increase in the conversion rate.

The Indenture contains customary events of default including: (1) the Company’s failure to pay any interest on the 2031 Notes for 30 calendar days after the date when due; (2) the Company’s failure to pay when due (a) the principal of the 2031 Notes, (b) the fundamental change repurchase price payable (as defined in the Indenture) in respect of the 2031 Notes or (c) the redemption price payable in respect of the 2031 notes; (3) the Company’s failure to comply with its obligations to convert any 2031 Notes in accordance with the Indenture for a period of five business days following the scheduled settlement for such conversion; (4) the Company’s failure to provide notice as required pursuant to the Indenture in the event of certain specified corporate transactions or events; (5) the Company’s failure to perform or its breach of any covenant or warranty of the Company contained in the 2031 Notes or the Indenture for a period of 60 consecutive calendar days after written notice of such failure, requiring the Company to remedy the same, shall have been given (a) to the Company by the Trustee or (b) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the 2031 Notes then outstanding; and (6) certain events of bankruptcy, insolvency or reorganization with respect to the Company.

If an event of default occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in aggregate principal amount of 2031 Notes then outstanding by notice to the Company and the Trustee, may declare the principal of all of the then outstanding 2031 Notes to be due and payable.

The Indenture provides that the Company may, without the consent of the holders of the 2031 Notes, consolidate with, merge into or transfer all or substantially all of its consolidated assets to any corporation organized under the laws of the United States or any of its political subdivisions provided that: (1) the surviving entity assumes all of the Company’s obligations under the Indenture and the 2031 Notes, as provided in the Indenture; (2) immediately after giving effect to such transaction, no default or event of default shall have occurred and be continuing; and (3) if the Company will not be the resulting or surviving corporation from the consolidation, merger or transfer, an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger or transfer complies with the Indenture, have been delivered to the Trustee.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture and Supplemental Indenture, which are incorporated by reference as Exhibit 4.1 and Exhibit 4.2, respectively, hereto. The form of the 2031 Notes issued pursuant to the Indenture is attached as an exhibit to the Supplemental Indenture and the terms and conditions thereof are incorporated by reference herein.

Item 2.03.                     Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.                     Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.                     Other Events.

The Company issued a press release dated April 11, 2024 announcing the transactions described herein. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01.                     Financial Statements and Exhibits.

Exhibits

The exhibits required to be filed as a part of this Current Report on Form 8-K are listed below and incorporated herein by reference.

Exhibit No.	Exhibit Description

4.1	Indenture, dated January 17, 2018, between the Company and U.S. Bank National Association, as Trustee (previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 17, 2018 and incorporated herein by reference).

4.2	Fifth Supplemental Indenture, dated April 17, 2024, between the Company and U.S. Bank National Association, as Trustee (including the form of 1.75% Convertible Senior Notes due 2031).

99.1	Press release dated April 11, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT SCIENCES CORPORATION

Date: April 17, 2024	By:	/s/ Jeffrey T. Elliott
Jeffrey T. Elliott
Executive Vice President and Chief Financial Officer

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